FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESTRUCTURING PROGRAM TO SUPPORT LONG-TERM GROWTH AND INNOVATION

Accelerates momentum to bring differentiated value to patients and health care systems

MARLBOROUGH, Mass. (June 8, 2016) – Boston Scientific Corporation (NYSE: BSX) today announced a global restructuring program to build on the progress the company has made in executing long-term growth strategies and bringing differentiated value and innovation to patients and healthcare systems. The program is focused on developing global commercialization, technology and manufacturing capabilities in key growth markets, continuing implementation of the company’s plant network optimization strategy and expanding operational efficiencies in support of the company’s operating income margin goals.

Boston Scientific estimates that the program will reduce gross annual pre-tax operating expenses by approximately $115 million to $150 million by the end of 2020 as program benefits are recognized. The company expects to reinvest a substantial portion of the savings in strategic growth initiatives.

“We are taking these steps to build on our momentum and meet the challenges of affordable health care around the globe,” said Mike Mahoney, chief executive officer and chairman of the board, Boston Scientific. “We will continue to invest in strategic growth opportunities that enhance our reach, capabilities and efficiency to sustain our global competitiveness. These initiatives can help us deliver innovative solutions to more patients and enable profitable growth over the long term.”

While Boston Scientific expects some employee attrition and targeted headcount reductions to result from these restructuring initiatives, the company anticipates that its overall employee base will remain relatively unchanged upon completion of the restructuring program as new jobs are created in areas of growth and resources are deployed to support an expanding portfolio and growing global market needs.

Program implementation is anticipated to result in total pre-tax charges of approximately $175 million to $225 million. Several program activities will be initiated immediately and all activities are expected to be substantially completed by the end of 2018, subject to any employee representative consultative procedures required under local laws.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, our financial performance, our business plans, and our positioning for revenue and earnings growth. If our underlying

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assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.
Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

CONTACTS
Media:
Kelly Leadem
508-683-5543 (office)
Corporate Communications
Boston Scientific Corporation
kelly.leadem@bsci.com

Investors:
Susie Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com